                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q2

                         Statement To Certificateholders

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                            DISTRIBUTIONS IN DOLLARS

                                   PRIOR                                                                            CURRENT
               ORIGINAL        PRINCIPAL                                               REALIZED    DEFERRED       PRINCIPAL
CLASS        FACE VALUE          BALANCE      INTEREST       PRINCIPAL           TOTAL   LOSSES    INTEREST         BALANCE
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SA                 0.00             0.00     62,334.49            0.00       62,334.49    0.00         0.00             0.00
A-1       47,905,429.00    32,362,572.81    211,632.19    1,685,554.96    1,897,187.15    0.00         0.00    30,677,017.85
A-2        6,280,285.00     4,242,654.40     27,744.46      220,972.14      248,716.60    0.00         0.00     4,021,682.26
B-1        1,898,691.00     1,865,954.74     12,202.25        2,896.62       15,098.87    0.00         0.00     1,863,058.12
B-2        2,336,850.82     2,296,560.04     15,018.15        3,565.06       18,583.21    0.00         0.00     2,292,994.98
SB                 0.00             0.00          0.00            0.00            0.00    0.00         0.00             0.00
R                  0.00       696,177.60          0.00            0.00            0.00    0.00    51,789.37       747,966.97
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TOTALS    58,421,255.82    41,463,919.59    328,931.54    1,912,988.78    2,241,920.32    0.00    51,789.37    39,602,720.18
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                           FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                    PASS-THROUGH
                                     PRIOR                                              CURRENT                 RATES
                                 PRINCIPAL                                            PRINCIPAL
CLASS     CUSIP      BALANCE      INTEREST          PRINCIPAL              TOTAL        BALANCE        CURRENT          NEXT
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SA    23321PXD5     0.000000      1.066983           0.000000           1.066983       0.000000      1.804012%     1.785117%
A-1   23321PXE3   675.551258      4.417708          35.185051          39.602759     640.366207      7.847294%     7.859945%
A-2   23321PXF0   675.551253      4.417707          35.185050          39.602757     640.366203      7.847294%     7.859945%
B-1   23321PXG8   982.758511      6.426664           1.525588           7.952252     981.232923      7.847294%     7.859945%
B-2   23321PXH6   982.758514      6.426662           1.525583           7.952245     981.232931      7.847294%     7.859945%
SB    23321PXJ2     0.000000      0.000000           0.000000           0.000000       0.000000      1.367071%     1.350462%
R                   0.000000      0.000000           0.000000           0.000000       0.000000      7.847294%     7.859945%

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SELLER:                 Quality Mortgage USA, Inc.              ADMINISTRATOR:                           David C. West
SERVICER:              Temple-Inland Mortgage Corp.                                                  Bankers Trust Company
LEAD UNDERWRITER:      Donaldson, Lufkin & Jenrette                                                      3 Park Plaza
RECORD DATE:                 March 31, 1997                                                            Irvine, CA 92714
DISTRIBUTION DATE:           April 25, 1997                                FACTOR INFORMATION:          (800) 735-7777
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                            Page 1 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q2

                         Statement To Certificateholders

------------------------------------------------------------------------------------------------------------------------------------

Distribution Date:                     April 25, 1997
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SERVICER ADVANCES INCLUDED IN DISTRIBUTION:                                                                               158,017.13
SERVICER ADVANCES OUTSTANDING:                                                                                                  0.00

ACCRUED SERVICING FEE FOR THE CURRENT PERIOD:                                                         17,276.63
PLUS ADDITIONAL SERVICING FEES:                                                                            0.00
                                                                                                    -----------
                                                                                                      17,276.63

LESS PERMITTED REDUCTIONS TO SERVICING FEES:                                                          (5,997.99)
                                                                                                    -----------
TOTAL SERVICING FEES DUE MASTER SERVICER:                                                                                  11,278.64

COLLECTED SERVICING FEES FOR CURRENT PERIOD:                                                                               10,627.66

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DELINQUENT
LOAN                                    30-60                  61-90                91 +
INFORMATION:                             DAYS                   DAYS                DAYS                                    TOTAL
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PRINCIPAL BALANCE                    2,071,120.67            940,217.05          1,489,629.51                           4,500,967.23
NUMBER OF LOANS                                28                    10                    17                                     55
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FORECLOSURE LOAN INFORMATION:
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PRINCIPAL BALANCE                            0.00                  0.00          2,713,879.13                           2,713,879.13
NUMBER OF LOANS                                 0                     0                    35                                     35
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BANKRUPTCY LOAN INFORMATION:
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PRINCIPAL BALANCE                            0.00             28,824.02            966,089.75                           1,252,782.96
NUMBER OF LOANS                                 0                     1                    16                                     22
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REO LOAN INFORMATION:
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PRINCIPAL BALANCE                            0.00                  0.00            228,499.13                             287,727.24

NUMBER OF LOANS                                 0                     0                     5                                      6
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BOOK VALUE PRINCIPAL BALANCE OF REO LOANS:                                                                                      #N/A

STATED PRINCIPAL BALANCE OF LOANS AS OF THE PRIOR DISTRIBUTION DATE:                                                   41,463,919.59
STATED PRINCIPAL BALANCE OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                 39,602,720.18

NUMBER OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                                             520
NUMBER OF LOANS AS OF THE NEXT DISTRIBUTION DATE:                                                                                501

WEIGHTED AVERAGE COUPON AS OF THE CURRENT DISTRIBUTION DATE:                                                              11.518377%
WEIGHTED AVERAGE COUPON AS OF THE NEXT DISTRIBUTION DATE:                                                                 11.495524%

SENIOR PREPAYMENT PERCENTAGE FOR THE CURRENT DISTRIBUTION:                                                               100.000000%
CLASS B-1 PREPAYMENT PERCENTAGE:                                                                                           0.000000%
CLASS B-2 PREPAYMENT PERCENTAGE:                                                                                           0.000000%

AGGREGATE AMOUNT OF PRINCIPAL PREPAYMENTS:                                                                              1,844,907.30
AGGREGATE PRINCIPAL BALANCE OF LOANS WHICH LIQUIDATED:                                                                          0.00

PRECEDING MONTH'S PASS-THRU RATE FOR CLASS SA:                                                                             1.816435%
PRECEDING MONTH'S PASS-THRU RATE FOR CLASS A-1, A-2, B-1, B-2 and R:                                                       7.835328%

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                            Page 2 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q2

                         Statement To Certificateholders
--------------------------------------------------------------------------------

Distribution Date:                     April 25, 1997

--------------------------------------------------------------------------------

SENIOR PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                     88.282120%
CLASS A-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  78.049960%
CLASS A-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  10.232160%
CLASS B-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                   4.500189%
CLASS B-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                   5.538695%
CLASS R PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                     1.678996%

UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL REMAINING AFTER DISTRIBUTION:
                    CLASS SA                                                0.00
                    CLASS A-1                                               0.00
                    CLASS A-2                                               0.00
                    CLASS B-1                                               0.00
                    CLASS B-2                                               0.00




CUMMULATIVE SB ACCRUAL AMOUNT:                                        797,430.53

SPECIAL HAZARD AMOUNT AVAILABLE AFTER DISTRIBUTION:                 1,131,000.00

FRAUD LOSS AMOUNT AVAILABLE AFTER DISTRIBUTION:                     1,752,637.65

BANKRUPTCY AMOUNT AVAILABLE AFTER DISTRIBUTION:                       100,000.00

AGGREGATE REALIZED LOSSES SINCE CUT-OFF DATE:                          82,841.57

AGGREGATE PRINCIPAL OF REPURCHASED LOANS:                                   0.00

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                            Page 3 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q2

                         Statement To Certificateholders

------------------------------------------------------------------------------------------------------------------------------------
                        ^Mortgage Loan Liquidation Detail

Distribution Date:                     April 25, 1997
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                                Original            Cut-Off              Current        Realized   Net Liquidation     Liquidation
  Loan Number               Principal Balance  Principal Balance    Principal Balance     Loss         Proceeds            Date
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                            Page 4 of 4 (c) COPYRIGHT 1997 Bankers Trust Company